Exhibit 99.1

PRESS RELEASE

InfoSonics Reports Fourth Quarter 2016 Results

SAN DIEGO, March 9, 2017 – InfoSonics Corporation (NASDAQ: IFON), the provider of verykool® wireless handset solutions and tablets, today announced results for its fourth quarter ended December 31, 2016.

“We are pleased to report a positive quarter,” said Joseph Ram, President and CEO of InfoSonics. We were successful in our efforts this quarter to manage industry-wide component cost increases and increase prices in certain of our markets.  In addition, we reduced our quarterly operating expenses to the lowest point in twelve years.  As a result, our gross profit margin rose to 15.9% and we had a small profit at the bottom line.  Our challenge in 2017 is to find new sources of profitable revenue on a consistent basis as part of our focus on higher margin channels.  In addition, we are finalizing the development of our software platform, suite of services and cloud-based solutions that we plan to launch in the second quarter of 2017.”

We had net sales for the 2016 fourth quarter of $8.6 million, which represented a $1.6 million, or 15%, decrease from $10.2 million for the fourth quarter of 2015.  The decrease reflects our exit from the U.S. market, as well as a lower level of sales to certain carrier customers and to U.S. based distributors selling to Latin America.  These declines were partially offset by increased sales to big box retailers.  For the year ended December 31, 2016, our net sales were $39.1 million, which represented an $8.7 million, or 18%, decrease from $47.8 million for the year ended December 31, 2015.

Gross profit in the 2016 fourth quarter was $1,374,000, a 9% increase compared to $1,256,000 for the fourth quarter of 2015.  Our gross profit margin as a percent of sales in the 2016 fourth quarter increased to 15.9% compared to 12.3% for the 2015 fourth quarter.  The margin improvement reflects a higher mix of sales to non-carrier open market customers, as well as increased selling prices to compensate for higher product costs resulting from supply constraints.  For the year ended December 31, 2016, gross profit was $4.6 million, a 38% decrease from $7.4 million in the prior year.

Operating expenses in the fourth quarter of 2016 were $1,338,000, a 38% decrease compared to $2,154,000 in the 2015 fourth quarter.  The decrease reflects expense reduction actions we took over the course of 2016, as well as the resolution of all outstanding patent litigation.  The largest decreases were in wages and benefits, marketing and legal fees.  For the year ended December 31, 2016, operating expenses were $6.9 million, a 17% reduction from $8.3 million in the prior year.

After a $96,000 tax benefit from the closure of two inactive foreign subsidiaries, we reported net income of $48,000 for the fourth quarter of 2016 compared to a net loss of $959,000, $0.07 per share, in the fourth quarter of 2015.  For the year ended December 31, 2016, the net loss was $2,835,000, $0.20 per share, compared to a net loss of $1,243,000, $0.09 per share, in 2015.

At December 31, 2016, we had $2.2 million in cash, $10.1 million of net working capital and no outstanding funded debt.

About InfoSonics Corporation
InfoSonics is a San Diego-based manufacturer and provider of wireless handsets, tablets and related products to carriers, distributors and retailers in Latin America under the verykool® brand.  The company is committed to delivering quality products with innovative designs that appeal to consumers and offer exceptional value.  Additional information can be found on our corporate website at www.infosonics.com and www.verykool.net.

Past performance in any period may not be indicative of future results in the next period or the same period in a subsequent year.  We also experience seasonal revenue fluctuations that can be significant from one quarter to another.  Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict.  Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: (1) the ability of the Company to restore and maintain profitability; (2) our ability to have access to adequate capital to fund operations, including the availability of vendor credit and availability under the Company’s bank line of credit; (3) intense competition internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (4) our ability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (5) our ability to successfully introduce new products into target markets, increase sales and improve our gross margins despite intense competition; (6) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions including a possible protective import tariff on Chinese products or weakening of U.S. trade relations with Mexico, political or economic instability, or disruption of a foreign market, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our international operations which could significantly increase selling prices of our products to our customers and end-users and decrease profitability; (7) the ability to attract new sources of profitable business from expansion of products or services including iOT devices, applications and cloud-based solutions, or risks associated with entry into new markets, including geographies, products and services; (8) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (9) significant changes in supplier terms and relationships or shortages in product supply, including, but not limited to, those caused by recent and continuing industry consolidation of component suppliers; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk and other related risks; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) uncertain political and economic conditions internationally, including terrorist or military actions; (14) the loss of a key executive officer or other key employees and the integration of new employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) seasonal customer buying patterns; and (18) the impact of any litigation for or against the Company, including claims for infringement of intellectual property. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:

Vernon A. LoForti
Chief Financial Officer
vern.loforti@infosonics.com
858-373-1675

###

InfoSonics Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited)		(Audited)
Net sales	$8,615	$10,192	$39,140	$47,833
Cost of sales	7,241	8,936	34,547	40,414
Gross profit	1,374	1,256	4,593	7,419
Selling, general and administrative expenses	1,338	2,154	6,943	8,339
Operating income (loss)	36	(898)	(2,350)	(920)
Other expense:
Other expense	(13)	—	(334)	—
Interest expense, net	(71)	(61)	(244)	(320)
Loss before benefit (provision) for income taxes	(48)	(959)	(2,928)	(1,240)
Benefit (provision) for income taxes	96	—	93	(3)
Net income (loss)	$48	$(959)	$(2,835)	$(1,243)
Net income (loss) per share (basic and diluted)	$0.00	$(0.07)	$(0.20)	$(0.09)
Basic and diluted weighted-average number of common shares outstanding	14,389	14,389	14,389	14,380
Comprehensive loss:
Net income (loss)	$48	$(959)	$(2,835)	$(1,243)
Foreign currency translation adjustments	(252)	(32)	(1,103)	(866)
Comprehensive loss	$(204)	$(991)	$(3,938)	$(2,109)

InfoSonics Corporation

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

(Audited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,200	$2,647
Trade accounts receivable, net of allowance for doubtful accounts of $113 and $95, respectively	7,507	9,291
Other accounts receivable	62	96
Inventory	4,071	6,637
Prepaid assets	1,670	2,025
Total current assets	15,510	20,696
Property and equipment, net	132	156
Other assets	384	129
Total assets	$16,026	$20,981
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,839	$4,398
Accrued expenses	1,597	2,343
Total current liabilities	5,436	6,741
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized (no shares issued and outstanding)	—	—
Common stock, $0.001 par value, 40,000 shares authorized; 14,389 and 14,389 shares issued and outstanding as of December 31, 2016 and 2015, respectively	14	14
Additional paid-in capital	33,147	32,859
Accumulated other comprehensive loss	(2,695)	(1,592)
Accumulated deficit	(19,876)	(17,041)
Total stockholders’ equity	10,590	14,240
Total liabilities and stockholders’ equity	$16,026	$20,981

InfoSonics Corporation

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Audited)

	For the Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(2,835)	$(1,243)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	86	92
Provision for obsolete inventory	(192)	(63)
Provision for bad debts	18	—
Stock-based compensation	288	218
(Increase) decrease in:
Trade accounts receivable	1,766	6,353
Other accounts receivable	34	(26)
Inventory	2,758	(694)
Prepaid assets	355	753
Other assets	(255)	(98)
Increase (decrease) in:
Accounts payable	(559)	27
Accrued expenses	(746)	(461)
Net cash provided by (used in) operating activities	718	4,858
Cash flows from investing activities:
Purchase of property and equipment	(62)	(111)
Net cash used in investing activities	(62)	(111)
Cash flows from financing activities:
Borrowings on line of credit	1,848	4,460
Repayments on line of credit	(1,848)	(7,185)
Cash received from exercise of stock options	—	27
Net cash provided by (used in) financing activities	—	(2,698)
Effect of exchange rate changes on cash	(1,103)	(866)
Net increase (decrease) in cash and cash equivalents	(447)	1,183
Cash and cash equivalents, beginning of period	2,647	1,464
Cash and cash equivalents, end of period	$2,200	$2,647
Cash paid for interest	$229	$350
Cash paid for income taxes	$—	$—